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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): March 2, 2006


                             Conexant Systems, Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                  000-24923                   25-1799439
(State or other jurisdiction       (Commission              (I.R.S. Employer
      of incorporation)            File Number)            Identification No.)

                            4000 MacArthur Boulevard
                          Newport Beach, CA 92660-3095
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (949) 483-4600

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 1.01.  Entry into a Material Definitive Agreement.

         On March 7, 2006, Conexant System, Inc. (the "Company") completed the sale of $200 million aggregate principal amount of its 4% convertible subordinated notes due 2026 (the "Notes") in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The Notes were sold pursuant to a Purchase Agreement, dated March 2, 2006, between the Company and Lehman Brothers Inc. (the "Initial Purchaser") and were issued pursuant to an Indenture, dated as of March 7, 2006, between the Company and J.P. Morgan Trust Company, National Association, as trustee (the "Indenture").

         The net proceeds from the offering, after deducting the Initial Purchaser's discount of $4.5 million and estimated offering expenses payable by the Company, were approximately $195 million. The Company has granted the Initial Purchaser an option, exercisable on or before April 1, 2006, to purchase up to an additional $50 million aggregate principal amount of Notes.

         The Company will pay 4% cash interest on the Notes semi-annually in arrears on March 1 and September 1 of each year, beginning on September 1, 2006. The Notes will mature on March 1, 2026.

         The Notes are convertible into shares of the Company's common stock, par value $.01 per share (the "Common Stock"), based on an initial conversion rate, subject to adjustment, of 203.2520 shares per $1,000 principal amount of Notes (which represents an initial conversion price of approximately $4.92 per share), only under the following circumstances:

         (1) During any calendar quarter beginning after March 31, 2006, and only during such calendar quarter, if the closing sale price of the Common Stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of such preceding calendar quarter is more than 120% of the applicable conversion price in effect on the last trading day of such preceding calendar quarter;

         (2) During the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of Notes for each day of that period was less than 98% of the product of the closing price of the Common Stock and the conversion rate per $1,000 principal amount of Notes;

         (3) If the Company has called the Notes for redemption;

         (4) If specified corporate transactions or distributions to holders of the Common Stock occur;

         (5) If a fundamental change, consisting of a change of control of the Company or the Common Stock ceasing to be listed for trading on a U.S. national securities exchange or approved for trading on an established automated over-the counter U.S. trading market, occurs; or

         (6) During the ten trading days prior to, but excluding, March 1, 2026.

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         Upon conversion of the Notes, the Company will have the right to deliver, in lieu of shares of the Common Stock, cash or a combination of cash and shares of the Common Stock. The amount of any cash delivered upon conversion of the Notes will be determined based upon the conversion rate then in effect and the average of the daily volume-weighted average price of the Common Stock during a specified 20-trading-day period. A holder will receive cash in lieu of any fractional shares of the Common Stock.

         If Notes are surrendered for conversion in connection with certain fundamental changes that occur on or prior to March 1, 2011, holders may be entitled to a make whole premium in the form of an increase in the conversion rate.

         Beginning on March 1, 2011, the Company may redeem the Notes at its option, in whole or in part, at a redemption price in cash equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest and additional interest, if any, to, but excluding, the redemption date. In addition, holders may require the Company to purchase all or a portion of their Notes on each of March 1, 2011, March 1, 2016 and March 1, 2021, or upon a fundamental change, at a purchase price in cash equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest and additional interest, if any, to, but excluding, the redemption date.

         The Notes are unsecured subordinated obligations and will be subordinated in right of payment to all of the Company's existing and future senior unsecured indebtedness, structurally subordinated to the indebtedness of the Company's subsidiaries, effectively subordinated to the Company's secured debt to the extent of the value of the security, and equal in right of payment with certain of the Company's subordinated debt.

         In connection with the sale of the Notes, the Company entered into a Registration Rights Agreement, dated as of March 7, 2006, with the Initial Purchaser (the "Registration Rights Agreement"). Under the Registration Rights Agreement, the Company has agreed to file, within 90 days of the date on which the Notes are first issued, a shelf registration statement for resale of the Notes and the shares of Common Stock issuable upon conversion of the Notes. The Company is further obligated to use reasonable efforts to cause the shelf registration statement to become effective under the Securities Act within 180 days after the date on which the Notes are first issued. If the Company fails to comply with certain of its obligations under the Registration Rights Agreement, it will be required to pay additional interest to holders of the Notes under specified circumstances.

         The above descriptions of certain terms and conditions of the Indenture, the form of the Notes and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Indenture, the form of the Notes and the Registration Rights Agreement, which are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and incorporated herein by reference.

         The Notes and the shares of the Common Stock, if any, issuable upon conversion of the Notes have not been registered under the Securities Act, or applicable state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. This filing shall not constitute an offer to sell or the solicitation of an offer to buy these

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securities, nor shall there be any offer or sale of these securities in any state in which such offer, solicitation or sale would be unlawful.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

         The information set forth under "Item 1.01. Entry into a Material Definitive Agreement" of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

         The information set forth under "Item 1.01. Entry into a Material Definitive Agreement" of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

      4.1 Indenture, dated as of March 7, 2006, between the Company and J.P. Morgan Trust Company, National Association.

      4.2   Form of 4% Convertible Subordinated Notes due 2026 (included in
            Exhibit 4.1).

      4.3 Registration Rights Agreement, dated as of March 7, 2006, by and between the Company and the Initial Purchaser.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 8, 2006                   Conexant Systems, Inc.


                                By /s/ Dennis E. O'Reilly
                                   -------------------------------------------
                                   Dennis E. O'Reilly
                                   Senior Vice President, Chief Legal Officer
                                   and Secretary


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                                  EXHIBIT INDEX

Exhibit
Number                             Description
-------                            -----------

   4.1 Indenture, dated as of March 7, 2006, between the Company and J.P. Morgan Trust Company, National Association.

   4.2          Form of 4% Convertible Subordinated Notes due 2026 (included in
                Exhibit 4.1).

   4.3 Registration Rights Agreement, dated as of March 7, 2006, by and between the Company and the Initial Purchaser.